UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2018

DOUGHERTY’S PHARMACY, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-27945

Delaware	75-2900905
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5924 ROYAL LANE, SUITE 250

DALLAS, TEXAS 75230

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 972-250-0945

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240. 12b-2).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2018, Dougherty’s Pharmacy, Inc. (the “Company”) received a letter of resignation from Mr. Mark Heil, who has served as the Company’s President since April 2014 and as its Chief Financial Officer since 2007.

Mr. Heil will continue in his present capacity until January 28, 2018, after which time he will work in a transitional role through March 2, 2018.

Mr. James C. Leslie, the Company’s Chairman of the Board, will serve as the Company’s interim President and Chief Financial Officer until the Company has determined who will be Mr. Heil’s successor. During this transitional period the Company has expanded its engagement of a national consulting firm with experience in the pharmaceutical industry in order to provide assistance to Mr. Leslie and the Company’s Board of Directors.

Mr. Leslie, age 61, has served as Chairman of Dougherty’s since March 2002 and as a Director since July 2001. Mr. Leslie held the position of Chief Executive Officer of CRESA, a national tenant representation and real estate advisory services firm headquartered in Boston, Massachusetts from 2012 to 2015, after serving on its Board for 10 years. From 2001 to 2011, Mr. Leslie focused primarily on managing his personal investments. Mr. Leslie has positions in one or more of our subsidiaries or affiliates. From 1996 through 2001, Mr. Leslie served as President and Chief Operating Officer of The Staubach Company, a full-service international real estate strategy and services firm. From 1988 through March 2001, Mr. Leslie also served as a director of The Staubach Company. Mr. Leslie was President of Staubach Financial Services from 1992 until 1996. From 1982 until 1992, Mr. Leslie served as Chief Financial Officer of The Staubach Company. Mr. Leslie serves on boards of several private companies. Mr. Leslie holds a B.S. degree from The University of Nebraska and an M.B.A. degree from The University of Michigan Graduate School of Business. Mr Leslie was selected to serve as Chairman of the Board because of his leadership, financial and management experience as well as his ability to provide guidance and valuable insight through his involvement with entrepreneurs and emerging companies consistently during his career.

On January 22, 2018, the Company issued the attached press release announcing Mr. Heil’s resignation.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01	Exhibits

(d)       The following exhibit is furnished herewith:

99.1 Press Release Dated January 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2018

Dougherty’s Pharmacy, Inc .

By:	/s/ Mark S. Heil
Mark S. Heil President and Chief Financial Officer (Duly Authorized Principal Executive Officer and Principal Financial Officer)